Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC., ANNOUNCES DATES FOR THE 2010 SECOND

QUARTER EARNINGS RELEASE AND CONFERENCE CALL

-	Earnings Release Date – Wednesday, July 28, 2010, after 5:30 pm Central Time

-	Conference Call Date – Thursday, July 29, 2010, at 10:00 am Central Time

Springfield, MO, July 1, 2010 – O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY) announces the release date for its second quarter 2010 earnings as Wednesday, July 28, 2010, with a conference call to follow on Thursday, July 29, 2010.

The Company’s second quarter 2010 earnings will be released after 5:30 p.m. central time on Wednesday, July 28, 2010, and can be viewed, at that time, on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”.

Investors are invited to listen to the Company’s conference call discussing the financial results for the second quarter of 2010, on Thursday, July 29, 2010, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” and then “News Room”. A replay of the call will also be available on the Company’s website following the conference call. Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call ID number is 83568329.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 3,469 stores in 38 states as of March 31, 2010.

For further information contact:	Investor & Media Contacts Mark Merz (417) 829-5878